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                                                                   EX-99.B(j)(A)






                         Consent of Independent Auditors





To the Shareholders and Board of Trustees of Wells Fargo Funds Trust:

We consent to the use of our report dated April 5, 2002 on the statements of assets and liabilities of Outlook Today Fund, Outlook 2010 Fund, Outlook 2020 Fund, Outlook 2030 Fund and Outlook 2040 Fund (formerly the LifePath Funds) (five series of Wells Fargo Funds Trust) as of February 28, 2002, and the related statements of operations, statements of changes in net assets and financial highlights for each of the years or periods presented in the annual report, incorporated by reference in Post-Effective Amendment No. 39 to the Registration Statement (No. 811-09253) on Form N-1A under the Securities Act of 1933.

We also consent to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.



/s/  KPMG LLP

KPMG LLP

San Francisco, California
June 26, 2002